Calculation of Filing Fee Tables
F-1
Green Circle Decarbonize Technology Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value US$0.001 per share, issuable upon conversion of an unsecured convertible promissory note	Other	182,016,746	$ 0.3765	$ 68,529,304.87	0.0001381	$ 9,463.90
Fees to be Paid	2	Equity	Class A Ordinary Shares, par value US$0.001 per share, issuable upon exercise of Common Warrants	Other	264,987,889	$ 0.3765	$ 99,767,940.21	0.0001381	$ 13,777.95
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 168,297,245.08		$ 23,241.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,942.00
			Net Fee Due:						$ 19,299.85
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered include an indeterminate number of additional Class A Ordinary Shares that may become issuable as a result of share splits, share dividends or similar transactions. Consists of 182,016,746 Class A Ordinary Shares, representing 200% of the maximum number of Class A Ordinary Shares issuable upon full conversion of the unsecured convertible promissory note at the floor price of $0.10988 per share. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Class A Ordinary Shares as reported on the NYSE American on September 18, 2026, which were $0.3930 and $0.3600, respectively.

[2]	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered include an indeterminate number of additional Class A Ordinary Shares that may become issuable as a result of share splits, share dividends or similar transactions. Represents 264,987,889 Class A Ordinary Shares being registered for resale that may be issuable upon exercise of the Common Warrants. This amount represents only a portion of the Class A Ordinary Shares that may become issuable upon exercise of the Common Warrants; additional Class A Ordinary Shares that may become issuable are not being registered pursuant to this registration statement. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Class A Ordinary Shares as reported on the NYSE American on September 18, 2026, which were $0.3930 and $0.3600, respectively.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Green Circle Decarbonize Technology Ltd	F-1	333-276943	02/08/2024		$ 3,942.00	Equity	Ordinary Shares and securities exercisable for Ordinary Shares		$ 25,747,875.00
Fee Offset Sources	2	Green Circle Decarbonize Technology Ltd	F-1	333-276943		04/28/2025						$ 1,395.92
Fee Offset Sources	3	Green Circle Decarbonize Technology Ltd	F-1	333-276943		02/08/2024						$ 2,546.08
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant initially filed a registration statement on Form F-1 (File No. 333-276943) on February 8, 2024 (the "Prior Registration Statement"). The Registrant paid filing fees from time to time in connection with the Prior Registration Statement and amendments thereto. As of April 28, 2025, the aggregate filing fees paid were $6,893.00, corresponding to the maximum aggregate offering amount of $45,022,875.00 then registered. The Prior Registration Statement was declared effective on December 30, 2025 with a reduced maximum aggregate offering amount of $19,275,000.00 and an associated filing fee of $2,951.00. The primary offering contemplated by the Prior Registration Statement was completed. The securities associated with the fee offset claimed herein were removed by pre-effective amendment and were not offered or sold pursuant to the Prior Registration Statement. Accordingly, $3,942.00 of the previously paid filing fees remains available for offset under Rule 457(p) under the Securities Act of 1933, as amended, and is applied against the filing fee due for this registration statement. The fee offset is traced to $1,593.38 paid with the Form F-1/A filed on April 28, 2025 and $2,348.62 of the $4,259.74 paid with the Form F-1 filed on February 8, 2024.

Offset Note
[2]	The Registrant initially filed a registration statement on Form F-1 (File No. 333-276943) on February 8, 2024 (the "Prior Registration Statement"). The Registrant paid filing fees from time to time in connection with the Prior Registration Statement and amendments thereto. As of April 28, 2025, the aggregate filing fees paid were $6,893.00, corresponding to the maximum aggregate offering amount of $45,022,875.00 then registered. The Prior Registration Statement was declared effective on December 30, 2025 with a reduced maximum aggregate offering amount of $19,275,000.00 and an associated filing fee of $2,951.00. The primary offering contemplated by the Prior Registration Statement was completed. The securities associated with the fee offset claimed herein were removed by pre-effective amendment and were not offered or sold pursuant to the Prior Registration Statement. Accordingly, $3,942.00 of the previously paid filing fees remains available for offset under Rule 457(p) under the Securities Act of 1933, as amended, and is applied against the filing fee due for this registration statement. The fee offset is traced to $1,593.38 paid with the Form F-1/A filed on April 28, 2025 and $2,348.62 of the $4,259.74 paid with the Form F-1 filed on February 8, 2024.

[3]	The Registrant initially filed a registration statement on Form F-1 (File No. 333-276943) on February 8, 2024 (the "Prior Registration Statement"). The Registrant paid filing fees from time to time in connection with the Prior Registration Statement and amendments thereto. As of April 28, 2025, the aggregate filing fees paid were $6,893.00, corresponding to the maximum aggregate offering amount of $45,022,875.00 then registered. The Prior Registration Statement was declared effective on December 30, 2025 with a reduced maximum aggregate offering amount of $19,275,000.00 and an associated filing fee of $2,951.00. The primary offering contemplated by the Prior Registration Statement was completed. The securities associated with the fee offset claimed herein were removed by pre-effective amendment and were not offered or sold pursuant to the Prior Registration Statement. Accordingly, $3,942.00 of the previously paid filing fees remains available for offset under Rule 457(p) under the Securities Act of 1933, as amended, and is applied against the filing fee due for this registration statement. The fee offset is traced to $1,593.38 paid with the Form F-1/A filed on April 28, 2025 and $2,348.62 of the $4,259.74 paid with the Form F-1 filed on February 8, 2024.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date